Westlake Corporation Fourth Quarter 2021 Earnings Presentation February 22, 2022

Westlake Corporation 2021 Highlights  Record fourth quarter and full-year 2021 results for sales, net income and EBITDA  Re-segmentation of business to provide greater clarity and enhanced reporting of all businesses  Housing and Infrastructure Products segment EBITDA of $534 million for 2021  Performance and Essential Materials segment EBITDA of $3,247 million for 2021  Announce $3.8 billion of acquisitions transforming business mix and company profile  Establish 2030 sustainability goal to reduce CO2 intensity of operations by 20% with a 2016 baseline 2 Business Highlights Reconciliations of EBITDA to the applicable GAAP measures can be found on pages 14 and 15.

Re-segmentation to Provide Greater Clarity 3 New Segmentation Performance and Essential Materials Housing and Infrastructure Products Performance Materials Housing Products • Westlake North American Vinyls • Westlake Polyethylene • Westlake Epoxy • Westlake Royal Building Products • Westlake Pipe and Fittings – residential • Westlake Global Compounds – residential • Westlake Dimex Essential Materials Infrastructure Products • Westlake North American Chlor-alkali & Derivatives • Westlake European & Asian Chlorovinyls • Westlake Olefins • Westlake Pipe and Fittings – infrastructure • Westlake Global Compounds – infrastructure Re-segmentation provides transparency for the Housing and Infrastructure Products segment (“HIP”) and the Performance and Essential Materials segment (“PEM”). Year End 2021 Westlake Corporation Net external sales $11,778 Income from operations $2,800 Net income $2,015 EBITDA $3,693 EBITDA margin 31% Performance and Essential Materials Segment Net external sales $8,670 Income from operations $2,549 EBITDA $3,247 EBITDA margin 37% Housing and Infrastructure Products Segment Net external sales $3,108 Income from operations $356 EBITDA $534 EBITDA margin 17%

Advancing Sustainability Westlake Sets 2030 Carbon Dioxide Reduction Goal Westlake has set a goal of reducing Scope 1 and Scope 2 CO2 emissions rate¹ by 20% by 2030. To achieve this goal, Westlake will act to reduce the carbon intensity of operations by focusing on the optimal feedstocks for energy as well as manufacturing processes. 4 (1) Scope 1 and Scope 2 CO2 emissions per ton of production against a 2016 baseline Sustainability Governance In February 2021, the Board amended the charter of the Board’s Corporate Risk Committee, changing its name to the Corporate Risk and Sustainability Committee. The Committee’s scope of responsibilities include environmental, health and safety, social responsibilities Westlake has an executive level role, Vice President — Sustainability, providing oversight and coordination to the many ESG activities being done on an enterprise basis across Westlake and is responsible for ensuring that we deliver on goals and targets that we set.

EXHIBIT 99.2

Westlake Corporation Performance Fourth Quarter and Full Year 2021

($ in millions)	4Q 2021	3Q 2021	4Q 2021 vs. 3Q 2021	4Q 2020	4Q 2021 vs. 4Q 2020	YTD 2021	YTD 2020	YTD 2021 vs. YTD 2020
Sales	**$3,507**	**$3,055**	**15%**	**$1,965**	**78%**	**$11,778**	**$7,504**	**57%**
Operating Income	**$873**	**$861**	**1%**	**$178**	**390%**	**$2,800**	**$429**	**553%**
Net Income	**$644**	**$607**	**6%**	**$113**	**470%**	**$2,015**	**$330**	**511%**
Housing and Infrastructure Products EBITDA	*$162*	*$137*	*18%*	*$99*	*64%*	*$534*	*$388*	*38%*
Performance and Essential Materials EBITDA	*$997*	*$946*	*5%*	*$314*	*218%*	*$3,247*	*$898*	*262%*
Corporate EBITDA	*($28)*	*($6)*	-	*($27)*	-	*($88)*	*($40)*	-
EBITDA[1]	**$1,131**	**$1,077**	**5%**	**$386**	**193%**	**$3,693**	**$1,246**	**196%**

A Record Year for Westlake

+ Continuing global economic expansion resulted in strong markets for our products and businesses, contributing to solid margins
+ Westlake's leading market positions and integration captures the value chain margins across our businesses
+ Through innovation, Westlake provides differentiated specialty products and solutions

- Record annual net sales of $11.8 billion, a 57% increase vs. 2020 net sales
- Record annual net income of $2.0 billion, a 511% increase vs. 2020 net income
- Record annual EBITDA of $3.7 billion, a 196% increase vs. 2020 EBITDA

(1) Reconciliations of EBITDA, Housing and Infrastructure Products EBITDA, Performance and Essential Materials EBITDA and Corporate EBITDA to the applicable GAAP measures can be found on pages 14 and 15

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Housing and Infrastructure Products (“HIP”) Segment Performance 6 (1) Reconciliations of EBITDA to the applicable GAAP measure can be found on page 15 + With demographics driving household formation, paired with underbuilding of homes since the 2007- 2009 recession, led to a significant deficit in available homes. Undersupply of housing drives strong building, repair and remodeling and infrastructure fundamentals + Anchored by robust demand in U.S., repair and remodeling activity and the highest level of residential construction starts in over a decade, Westlake’s HIP business benefited from these macro trends ($ in millions) 4Q 2021 3Q 2021 4Q 2021 vs. 3Q 2021 4Q 2020 4Q 2021 vs. 4Q 2020 YTD 2021 YTD 2020 YTD 2021 vs. YTD 2020 Housing Products Sales $843 $536 57% $390 116% $2,334 $1,497 56% Infrastructure Products Sales $204 $197 4% $142 44% $774 $542 43% Total HIP Sales $1,047 $733 43% $532 97% $3,108 $2,039 52% Operating Income $86 $103 (17%) $65 32% $356 $256 39% EBITDA $162 $137 18% $99 64% $534 $388 38% HIP Segment 4Q 2021 vs. 3Q 2021 Average Sales Price Volume +10.9% +31.7% HIP Segment 4Q 2021 vs. 4Q 2020 Average Sales Price Volume +46.7% +50.0%

0 500 1,000 1,500 2,000 2,500 2000 2003 2006 2009 2012 2015 2018 2021 An nu al H ou si ng S ta rt s¹ (t ho us an ds ) Housing and Infrastructure Products Overview 7  Leading market positions with well-established high value brands to serve the residential repair and remodeling and new construction markets  With a strong correlation between housing starts and building products, Westlake is well situated to benefit from this continuing trend  Westlake Dimex serves demand for sustainable consumer products Segment Commentary  Favorable demographics with increasing percentage of the U.S. population to be in household formation years  Residential construction drives associated demand for infrastructure products  Underbuilding of home and associated lack of supply drives repair and remodeling spending to meet housing deficit Industry Outlook (1) Not seasonally adjusted monthly total residential starts (source: U.S. Census Bureau) Over Decade of Underbuilding Supports Strong Future Demand 50-Year Average

Westlake’s Leading Portfolio of Housing Products 8  Westlake’s leading portfolio of brands provide broad range of products to serve residential customers  Westlake Royal Building Products provides residential siding, trim and molding, stone, roofing and window though a number of industry-leading brands to offer a full compliment of interior and exterior resources for the home  Westlake Dimex offers a variety of consumer products including top quality brands No-Dig Landscape Edging® MotionTex® Fitness Equipment Mats, and GrillTex® Under the Grill Protective Deck and Patio Mats Building a Leading Brand

Performance and Essential Materials (“PEM”) Segment Performance 9 + Residential construction drove strong demand and pricing for PVC in downstream markets + The global economic expansion drove demand in consumer and industrial packaging as well as manufacturing activity throughout 2021 and Westlake experienced strong demand for caustic soda and polyethylene resulting in healthy margins + Polyethylene realized strong demand dynamics and robust strength in pricing while experiencing supply constraints throughout the year (1) Reconciliations of EBITDA to the applicable GAAP measure can be found on page 15 ($ in millions) 4Q 2021 3Q 2021 4Q 2021 vs. 3Q 2021 4Q 2020 4Q 2021 vs. 4Q 2020 YTD 2021 YTD 2020 YTD 2021 vs. YTD 2020 Performance Materials Sales $1,664 $1,588 5% $953 75% $5,997 $3,428 75% Essential Materials Sales $796 $734 8% $480 66% $2,673 $2,037 31% Total PEM Sales $2,460 $2,322 6% $1,433 72% $8,670 $5,465 59% Operating Income $821 $769 7% $143 474% $2,549 $231 1,003% EBITDA $997 $946 5% $314 218% $3,247 $898 262% PEM Segment 4Q 2021 vs. 3Q 2021 Average Sales Price Volume +7.3% -1.3% PEM Segment 4Q 2021 vs. 4Q 2020 Average Sales Price Volume +61.9% +9.8%

Performance and Essential Materials Outlook 10  As a highly integrated, global leader in chlorovinyls, Westlake is well-positioned to benefit from higher margins over the cycle throughout the value chain  PVC supply/demand fundamentals remain strong with the growth in demand higher than the limited supply increases  Westlake benefits from globally competitive feedstocks and power costs  To meet the needs of customers, Westlake creates formulated products that support the medical, food packaging and other specialty needs markets  Epoxies expand Westlake’s essential materials business into attractive global high-growth, innovative, and sustainably oriented end-use markets  Westlake produces Specialty PE to meet customer needs to drive value Segment Commentary  Global growth in PVC demand is forecasted to continue into the future, driven by robust end use markets, particularly the North American housing market  Strength in consumer, industrial and packaging end-markets remains very positive  Outlook for caustic soda demand growth outpaces industry capacity additions over the next several years Industry Outlook (1) Chart reflects a mix of both specialized and differentiated products for LDPE and LLDPE 0 3 6 2017-2021 Average Westlake Produces Specialty PE to Create Value for Customers ¢ /lb Average premium for specialty PE over commodity PE

EXHIBIT 99.2

A Sustainable Future - Developing Green Products and Reducing CO_2 Emission Intensity 20% by 2030[1]





Developing Green Products

Westlake offers certified climate-friendly products, **GreenVin ® Caustic Soda,** and **GreenVin® PVC,** which utilize renewable energy and have a lower CO_2 footprint compared to conventional caustic soda and PVC.

Westlake offers **PVC Oriented Pipe ("PVCO"),** which is PVC pipe that uses less material while delivering the enhanced strength and capabilities of traditional PVC pipes.

Epoxy business allows us light-weighting products to create low impact solutions.

Westlake Dimex is one of the largest processors of post-industrial recycled plastic material with a variety of consumer products.

Westlake and Nexii announced alliance to support sustainable building

We are continuing to develop products that are in line with our sustainability goals.

Participating in Multi-Industry Associations for Environmental Protection

Westlake is a proud partner with the following organizations to drive sustainable action to eliminate plastic waste, capture more flexible food packaging waste for recycling and support vinyls' sustainable impact in the world, along with many other initiatives.

ALLIANCE TO END PLASTIC WASTE

FPA Flexible Packaging Association

MEMBER VSC VINYL SUSTAINABILITY COUNCIL

PARTICIPATING IN +VANTAGE vinyl

(1) Baseline of 2016

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Financial Reconciliations

Consolidated Statements of Operations 13 Three months ended September 30, Three months ended December 31, Twelve months ended December 31, 2021 2021 2020 2021 2020 (In millions of dollars, except per share data) Housing and Infrastructure Products Sales $ 733 $ 1,047 $ 532 $ 3,108 $ 2,039 Performance and Essential Materials Sales 2,322 2,460 1,433 8,670 5,465 Net sales 3,055 3,507 1,965 11,778 7,504 Cost of sales 2,037 2,411 1,642 8,283 6,481 Gross profit 1,018 1,096 323 3,495 1,023 Selling, general and administrative expenses 122 168 117 551 449 Amortization of intangibles 29 40 28 123 109 Restructuring, transaction and integration-related costs 6 15 - 21 36 Income from operations 861 873 178 2,800 429 Interest expense (61) (46) (34) (176) (142) Other income, net 13 18 12 53 44 Income before income taxes 813 845 156 2,677 331 Provision for (benefit from) income taxes 193 184 33 607 (42) Net income 620 661 123 2,070 373 Net income attributable to noncontrolling interests 13 17 10 55 43 Net income attributable to Westlake Corporation $ 607 $ 644 $ 113 $ 2,015 $ 330 Earnings per common share attributable to Westlake Corporation: Basic $ 4.71 $ 5.01 $ 0.87 $ 15.66 $ 2.57 Diluted $ 4.69 $ 4.98 $ 0.87 $ 15.58 $ 2.56

Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities 14 Three months ended September 30, Three months ended December 31, Twelve months ended December 31, 2021 2021 2020 2021 2020 (In millions of dollars) Net cash provided by operating activities $ 755 $ 757 $ 431 $ 2,394 $ 1,297 Changes in operating assets and liabilities and other (109) (123) (316) (301) (778) Deferred income taxes (26) 27 8 (23) (146) Net income 620 661 123 2,070 373 Less: Other income, net 13 18 12 53 44 Interest expense (61) (46) (34) (176) (142) Benefit from (provision for) income taxes (193) (184) (33) (607) 42 Income from operations 861 873 178 2,800 429 Add: Depreciation and amortization 203 240 196 840 773 Other income, net 13 18 12 53 44 EBITDA $ 1,077 $ 1,131 $ 386 $ 3,693 $ 1,246

Reconciliation of HIP, PEM and Corporate EBITDA to Applicable Operating Income (Loss) 15 Three months ended September 30, Three months ended December 31, Twelve months ended December 31, 2021 2021 2020 2021 2020 (In millions of dollars) Housing and Infrastructure Products EBITDA $ 137 $ 162 $ 99 $ 534 $ 388 Less: Depreciation and Amortization 34 70 33 168 128 Other Income (Expenses) - 6 1 10 4 Housing and Infrastructure Products Operating Income (Loss) 103 86 65 356 256 Performance and Essential Materials EBITDA 946 997 314 3,247 898 Less: Depreciation and Amortization 168 168 161 665 637 Other Income (Expenses) 9 8 10 33 30 Performance and Essential Materials Operating Income (Loss) 769 821 143 2,549 231 Corporate EBITDA (6) (28) (27) (88) (40) Less: Depreciation and Amortization 1 2 2 7 8 Other Income (Expenses) 4 4 1 10 10 Corporate Operating Income (Loss) (11) (34) (30) (105) (58) Housing and Infrastructure Operating Income (Loss) 103 86 65 356 256 Performance and Essential Materials Operating Income (Loss) 769 821 143 2,549 231 Corporate Operating Income (Loss) (11) (34) (30) (105) (58) Total Operating Income (Loss) $ 861 $ 873 $ 178 $ 2,800 $ 429

Quarterly Industry Pricing

EXHIBIT 99.2

Average Quarterly Industry Prices and Housing Starts

	Quarter Ended				
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Average domestic prices [1]					
Natural Gas ($/MMBtu) [2]	2.7	2.8	2.9	4.0	5.8
Ethane (cents/lb) [3]	7.1	8.1	8.7	11.7	13.2
Propane (cents/lb) [4]	13.5	21.2	20.7	27.6	29.5
Ethylene (cents/lb) [5]	24.0	45.1	43.0	48.0	35.4
Polyethylene (cents/lb) [6]	67.7	78.0	99.0	109.0	92.0
Styrene (cents/lb) [7]	59.6	76.5	90.5	82.0	84.8
Caustic soda ($/short ton) [8]	653	648	755	825	920
Chlorine ($/short ton) [9]	193	234	309	443	563
PVC (cents/lb) [10]	84.5	92.8	105.0	109.0	114.3
Average export prices [1]					
Polyethylene (cents/lb) [11]	53.2	76.3	89.7	86.0	72.7
Caustic soda ($/short ton) [12]	219	249	333	364	573
PVC (cents/lb) [13]	55.4	67.8	77.8	74.1	90.0
Housing Starts (In thousands of units)					
Housing Starts – Actual quarterly starts [14]	364	358	435	419	385
Housing Starts – Seasonally Adjusted Annual Rate [15]	1,575	1,599	1,588	1,562	1,654

1) Industry pricing data was obtained through IHS Markit ("IHS"). We have not independently verified the data.
2) Average Burner Tip contract prices of natural gas over the period.
3) Average Mont Belvieu spot prices of purity ethane over the period.
4) Average Mont Belvieu spot prices of non-TET propane over the period.
5) Average North American spot prices of ethylene over the period.
6) Average North American Net Transaction prices of polyethylene low density GP-Film grade over the period.
7) Average North American contract prices of styrene over the period.
8) Average USGC-CSLi index values for caustic soda over the period. As stated by IHS, "the caustic soda price listing represents the USGC-CSLi values. USGC-CSLi does not reflect contract price discounts, implementation lags, caps or other adjustments factors. Additionally, it is not intended to represent a simple arithmetic average of all market transactions occurring during the month. Rather, the USGC-CSLi is most representative of the month-to-month caustic soda price movement for contract volumes of liquid 50% caustic soda rather than the absolute value of contract prices at a particular point in time. It is intended to serve only as a benchmark."
9) Average North American contract prices of chlorine over the period.
10) Average North American contract prices of pipe grade polyvinyl chloride ("PVC") over the period. As stated by IHS, "the contract resin prices posted reflect an "index" or "market" for prices before discounts, rebates, incentives, etc."
11) Average North American export price for low density polyethylene GP-Film grade over the period.
12) Average North American low spot export prices of caustic soda over the period.
13) Average North American spot export prices of PVC over the period.
14) Quarterly Single and Multi-family Starts data per the U.S. Census Bureau – February 17, 2022 report.
15) Quarterly Average Single and Multi-family Seasonally Adjusted Annual Rate data per the U.S. Census Bureau – February 17, 2022 report.

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Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding creating value for our shareholders, pricing and demand for our products, continued recovery in key end markets, industry outlook for both of our segments, our cost control and efficiency efforts, our ability to deliver end-use building products to consumers, our ability to capture integrated chain margin, our development of additional green products in the future, our sustainability goals and commitments and our reduction in carbon impact. Actual results may differ materially depending on factors, including, but not limited to, the following: the effects of our recently completed acquisitions, including our future financial condition, results of operations, strategy and plans; and expected synergies and other benefits from the acquisitions and our ability to realize such synergies and other benefits; general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and unrest in the Middle East and elsewhere; uncertainties associated with pandemic infectious diseases, particularly COVID-19; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks); changes in laws or regulations, including trade policies; technological developments; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Westlake Corporation 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 Steve Bender Executive Vice President & Chief Financial Officer Jeff Holy Vice President & Treasurer 18